UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2021

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,
Boston,	Massachusetts	02114
(Address of principal executive offices), including zip code
(617) 247-1717
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer
On November 23, 2021, the Board of Directors (the “Board”) of Rapid7, Inc. (the “Company”) appointed Tim Adams as the Chief Financial Officer of the Company, effective upon the commencement of Mr. Adams’ employment with the Company, which is expected to be on or about January 3, 2022. In this role, Mr. Adams will also serve as the Company’s principal financial officer and principal accounting officer, both appointments to be effective on or about January 3, 2022.
Mr. Adams, age 62, has served as the Chief Financial Officer of BitSight Technologies, Inc., a cybersecurity ratings company, since April 2020. Prior to BitSight, Mr. Adams served as the Chief Financial Officer of ObsEva SA, from January 2017 to March 2020, and as the Executive Vice President, Chief Financial Officer and Treasurer of Demandware, Inc., from June 2014 to September 2016. Mr. Adams has served as a member of the board of directors of Model N, a public revenue management solutions company, since December 2016. He has also served on the board of directors of Intelycare, a private company in the healthcare workforce management sector, since October 2021. Mr. Adams began his career in public accounting at PricewaterhouseCoopers LLP, formerly Price Waterhouse. Mr. Adams holds a B.S. in accounting from Murray State University and an M.B.A. from Boston University.
Mr. Adams does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Adams and any other person pursuant to which Mr. Adams was selected to serve as the Chief Financial Officer of the Company. There have been no transactions involving Mr. Adams that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with his appointment, it is expected that Mr. Adams will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 10, 2016.
As previously announced in August 2021, Jeff Kalowski, who has served as the Company’s Chief Financial Officer since January 2017, plans to retire from the position of Chief Financial Officer effective upon the commencement of his successor’s employment, which is expected to be on or about January 3, 2022. Thereafter, Mr. Kalowski will remain with the Company in an advisory capacity during a transition period in order to ensure a smooth and orderly transition of responsibilities.

Offer Letter and Compensatory Arrangements
The Company entered into an offer letter with Mr. Adams (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Adams will report to the Company’s Chief Executive Officer. The Offer Letter does not provide for a specified term of employment and Mr. Adams’ employment will be on an at-will basis. Mr. Adams will receive an annual base salary of $390,000 and is eligible to receive an annual performance bonus; provided that, he remains employed by the Company through the date such bonus is scheduled to be paid. The target amount of such performance bonus is equal to 70% of Mr. Adams’ annual base salary, and such bonus is to be measured based on objectives mutually agreed between Mr. Adams and his manager from time to time, and is subject to the Company’s executive incentive bonus plan then in effect. In addition, Mr. Adams is entitled to receive a one-time sign-on bonus of $250,000, referred to as the Signing Bonus, within 45 days after his start date; provided that, in the event that his employment is terminated for Cause (as defined in the Offer Letter) or he resigns at any time during his first year of employment, Mr. Adams shall be required to repay the Signing Bonus in full, subject to certain taxation and withholding obligations. Mr. Adams is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.
Under the Offer Letter, Mr. Adams is eligible to receive a restricted stock unit award with an approximate value of $12 million, with the underlying number of shares of common stock for such award determined using a 30-calendar day average closing price prior to the date of grant, pursuant to the terms and conditions of the Company’s 2015 Equity Incentive Plan, as amended, and the applicable award agreement thereunder. The award will vest over a four-year period with 25% vesting on February 15, 2023, with quarterly vesting thereafter, subject to Mr. Adams’ continued service on each such vesting date.
In the case of a termination for a reason other than Cause (as defined in the Offer Letter) or other than as a result of death or disability, or resignation for Good Reason (as defined in the Offer Letter) (each, a “Qualifying Termination”), Mr. Adams will be entitled to: (i) continued payment of base salary for six months following termination of employment and (ii) payment of premiums for continued health benefits under COBRA for up to six months.
If the Qualifying Termination occurs within three months prior to or 12 months following a change in control of the Company, then Mr. Adams will be entitled to: (i) continued payment of base salary for 12 months following termination of employment,

(ii) payment of premiums for continued health benefits under COBRA for up to 12 months, (iii) pro-rated portion of Mr. Adams’ target performance bonus for the year in which the termination of employment occurs, and (iv) accelerated vesting of all of Mr. Adams’ equity awards then outstanding on such date of termination of employment.
A copy of the Offer Letter is filed as Exhibit 10.1 to this Current Report on a Form 8-K. The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by the full text of the Offer Letter, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On November 29, 2021, the Company issued a press release announcing the appointment of Mr. Adams as its Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of November 23, 2021, by and between Rapid7, Inc. and Tim Adams.
99.1	Press Release, dated as of November 29, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: November 29, 2021	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer